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                                                                    EXHIBIT 21.1

                                  VIASAT, INC.
                                  SUBSIDIARIES

NAME                                               JURISDICTION OF INCORPORATION
-------------------------------                    -----------------------------
ViaSat Europe Limited                              United Kingdom
ViaSat Australia Pty Limited                       Australia
ViaSat, Inc. Limitada                              Chile
ViaSat Canada Company                              Canada
ViaSat Worldwide Limited                           Delaware
ViaSat China Services, Inc.                        Delaware
ViaSat Foreign Sales Corporation                   Barbados